UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-685-8888

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                On January 17, 2008 InFocus Corporation (the “Company”) announced that it entered into an Employment Agreement with Lisa K. Prentice with an effective date of January 21, 2008 in connection with Ms. Prentice’s appointment as the Company’s Senior Vice President, Finance and future Chief Financial Officer. Ms. Prentice will join the Company on January 21, 2008 as Senior Vice President, Finance. Ms. Prentice’s appointment as the Company’s Chief Financial Officer will become effective upon filing of the Company’s 2007 Annual Report on Form 10-K. A brief summary of the material terms of the Employment Agreement is included in Item 5.02 of this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

                (b)           On January 17, 2008 the Company announced that Lisa K. Prentice will replace Mark H. Perry as the Company’s Chief Financial Officer effective upon filing of the Company’s 2007 Annual Report on Form 10-K.

                (c)           On January 17, 2008 the Company announced the appointment of Lisa K. Prentice, 47, as its Senior Vice President, Finance and future Chief Financial Officer. Ms. Prentice will join the Company, and her appointment as Senior Vice President, Finance will become effective, on January 21, 2008. Ms. Prentice’s appointment as the Company’s Chief Financial Officer will become effective upon filing of the Company’s 2007 Annual Report on Form 10-K.

                Ms. Prentice has served since 2001 as Chief Financial Officer of PACCESS, a global supply chain solutions provider with primary operations in Asia. Prior to PACCESS, Ms. Prentice worked in senior financial management roles at Tektronix, Inc., a provider of test, measurement and monitoring instrumentation, and later at Xerox Corporation, a manufacturer of high-technology document processing products. Ms. Prentice earned a master’s degree in business administration from Portland State University, and a bachelor’s degree in accounting from the University of Oregon.

                In connection with her appointment, the Company and Ms. Prentice entered into an Employment Agreement effective as of January 21, 2008 (the “Agreement”). Pursuant to the Agreement, Ms. Prentice will be entitled to receive an annual base salary of $260,000. Upon commencement of her employment, Ms. Prentice will be granted (a) 100,000 restricted shares of the Company’s common stock and (b) options to purchase 150,000 shares of the Company’s common stock. Both the restricted stock and stock options vest as to 25% of the award on the first anniversary of Ms. Prentice’s employment with the Company. The remainder of each award vests in thirty-six equal monthly installments thereafter. Ms. Prentice’s restricted stock and stock options are subject to accelerated vesting in certain circumstances upon the occurrence of a change of control of the Company. Pursuant to the Agreement, Ms. Prentice will be eligible for (i) a performance bonus targeted at 45% of Ms. Prentice’s base salary based on the achievement of measures to be defined by the Compensation Committee of the Company’s Board of Directors for the period commencing on January 21, 2008 and ending December 31, 2008 and (ii) an annual bonus beginning in calendar year 2009 based on the achievement of measures defined by the Compensation Committee of the Company’s Board of Directors. In addition, Ms. Prentice is entitled to employee benefits and reimbursement of business expenses in accordance with the Company’s policies regarding senior executive officers, and to twelve months of salary continuation and other benefits in accordance with the Company’s Executive Severance Plan.

                A copy of the Agreement is attached as exhibit 10.1 hereto and is incorporated by reference herein. A copy of the Press Release announcing Ms. Prentice’s appointment is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

                The following exhibits are furnished or filed herewith and this list is intended to constitute the exhibit index:

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of January 21, 2008 by and between InFocus Corporation and Lisa K. Prentice.

99.1	InFocus Corporation Press Release dated January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	INFOCUS CORPORATION

	By:	/s/ Mark H. Perry
Mark H. Perry
Interim Chief Financial Officer
(Principal Financial Officer)